Exhibit 10.2

AMENDMENT TO THE PBSJ CORPORATION

2008 EMPLOYEE PAYROLL STOCK PURCHASE PLAN

WHEREAS, The PBSJ Corporation (the “Company”) adopted The PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan (the “Plan”), effective January 19, 2008; and

WHEREAS, the Company entered into a Merger Agreement (as defined below); and

WHEREAS, as required by the Company under the Merger Agreement, and pursuant to Section 18 of the Plan, the Company wishes to amend the Plan as necessary to provide that: (i) with respect to the Offering Period (as defined in the Plan) in effect as of August 1, 2010, no employee who is not a participant in the Plan as of August 1, 2010 may become a participant in the Plan on or after August 1, 2010 and no participant in the Plan may increase the amount of his or her payroll deduction election from that in effect on or after August 1, 2010 for such Offering Period; (ii) participants in the Plan shall not be permitted to make additional contributions to the Plan after the second payroll period ending after August 1, 2010; (iii) the Exercise Date (as defined in the Plan) with respect to the Offering Period in effect as of August 1, 2010, shall occur immediately prior to the Effective Time (as defined in the Merger Agreement), unless the Merger Agreement is terminated prior thereto; and (iv) no further Offering Periods will begin after the Exercise Date with respect to the Offering Period in effect as of August 1, 2010 and the Plan will terminate at the Effective Time.

NOW THEREFORE, the Plan is hereby amended as follows (the “Amendment”), effective August 1, 2010:

1. Section 2(k) of the Plan is hereby amended and restated, in its entirety, to read as follows:

“(k) “Exercise Date” means the last business day of the applicable Stock Window; provided, however, that with respect to the Offering Period in effect as of August 1, 2010, the Exercise Date means the earlier of (i) the last business day of the applicable Stock Window for that Offering Period, or (ii) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 1, 2010, by and among WS ATKINS plc, a public limited company organized under the laws of England and Wales and registered in England No. 1885586, FALDO MAS, INC., a Florida corporation, and the Company, provided that the Merger Agreement is not terminated prior thereto.”

2. Section 5 of the Plan is hereby amended by adding a new Section 5(d) to the end thereof:

“(d) Notwithstanding any provision of the Plan to the contrary, an eligible Employee who is not a Participant as of August 1, 2010, may not elect to participate in the Plan in accordance with Section 5(a) at any time on or after August 1, 2010.”

3. Section 6 of the Plan is hereby amended by adding new Sections 6(d) and 6(e) to the end thereof:

“(d) Notwithstanding any provision of the Plan to the contrary, no Participant may increase the amount of authorized payroll contributions to be made to the Plan on each payroll date that occurs on or after August 1, 2010, from the amount of authorized payroll contributions that was previously elected by the Participant and in effect on or before August 1, 2010.”

“(e) Notwithstanding any provision of the Plan to the contrary, no Plan Contributions shall be made to the Plan with respect to any and all Participants after the second payroll period that ends after August 1, 2010.”

4. A new Section 27 is hereby added to the Plan, as follows:

“Notwithstanding any provision of the Plan to the contrary, no further Offering Periods shall begin following the Exercise Date with respect to the Offering Period in effect as of August 1, 2010, unless the Merger Agreement is terminated prior to the occurrence of the Effective Time, and the Plan shall automatically terminate at the Effective Time, as defined in the Merger Agreement.”

5. In all other respects, the Plan shall remain unchanged by this Amendment.

IN WITNESS WHEREOF, the foregoing Amendment is adopted as of August 1, 2010.

The PBSJ Corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	SVP & CFO